Report of Independent
Registered Public Accounting Firm

To the Shareholders and Board of
Trustees of
SPDR? Series Trust

In planning and performing our audits
of the financial statements of SPDR?
Series Trust (the ?Trust?) (comprising,
respectively, SPDR? Bloomberg
Barclays 1-3 Month T-Bill ETF,
SPDR? Bloomberg Barclays TIPS
ETF, SPDR? Bloomberg Barclays 0-5
Year TIPS ETF, SPDR? Bloomberg
Barclays 1-10 Year TIPS ETF, SPDR?
Bloomberg Barclays Short Term
Treasury ETF, SPDR? Bloomberg
Barclays Intermediate Term Treasury
ETF, SPDR? Bloomberg Barclays
Long Term Treasury ETF, SPDR?
Bloomberg Barclays Short Term
Corporate Bond ETF, SPDR?
Bloomberg Barclays Intermediate Term
Corporate Bond ETF, SPDR?
Bloomberg Barclays Long Term
Corporate Bond ETF, SPDR?
Bloomberg Barclays Issuer Scored
Corporate Bond ETF, SPDR?
Bloomberg Barclays Convertible
Securities ETF, SPDR? Bloomberg
Barclays Mortgage Backed Bond ETF,
SPDR? Bloomberg Barclays Aggregate
Bond ETF, SPDR? Nuveen Bloomberg
Barclays Municipal Bond ETF, SPDR?
Nuveen Bloomberg Barclays Short
Term Municipal Bond ETF, SPDR?
Nuveen S&P High Yield Municipal
Bond ETF, SPDR? Citi International
Government Inflation-Protected Bond
ETF, SPDR? Bloomberg Barclays
Short Term International Treasury Bond
ETF, SPDR? Bloomberg Barclays
International Treasury Bond ETF,
SPDR? Bloomberg Barclays
International Corporate Bond ETF,
SPDR? Bloomberg Barclays Emerging
Markets Local Bond ETF, SPDR?
Bloomberg Barclays High Yield Bond
ETF, SPDR? Bloomberg Barclays
Short Term High Yield Bond ETF,
SPDR? Bloomberg Barclays
Investment Grade Floating Rate ETF,
SPDR? BofA Merrill Lynch Crossover
Corporate Bond ETF, SPDR? Dow
Jones? REIT ETF, SPDR? Global
Dow ETF, SPDR? Morgan Stanley
Technology ETF, SPDR MSCI USA
StrategicFactors ETF, SPDR Russell
1000? ETF, SPDR? SSGA US Large
Cap Low Volatility Index ETF, SPDR
Russell 2000? ETF, SPDR? SSGA US
Small Cap Low Volatility Index ETF,
SPDR Russell 3000? ETF, SPDR?
S&P 1000 ETF, SPDR? S&P 1500
Momentum Tilt ETF, SPDR? S&P
1500 Value Tilt ETF, SPDR? S&P 400
Mid Cap Growth ETF, SPDR? S&P
400 Mid Cap Value ETF, SPDR? S&P
500 Buyback ETF, SPDR? S&P 500
Growth ETF, SPDR? S&P 500 Value
ETF, SPDR? S&P 500 High Dividend
ETF, SPDR? S&P 600 Small Cap ETF,
SPDR? S&P 600 Small Cap Growth
ETF, SPDR? S&P 600 Small Cap
Value ETF, SPDR? S&P Aerospace &
Defense ETF, SPDR? S&P Bank ETF,
SPDR? S&P Biotech ETF, SPDR?
S&P Capital Markets ETF, SPDR?
S&P Dividend ETF, SPDR? S&P
Health Care Equipment ETF, SPDR?
S&P Health Care Services ETF,
SPDR? S&P Homebuilders ETF,
SPDR? S&P Insurance ETF, SPDR?
S&P Metals & Mining ETF, SPDR?
S&P Oil & Gas Equipment & Services
ETF, SPDR? S&P Oil & Gas
Exploration & Production ETF, SPDR?
S&P Pharmaceuticals ETF, SPDR?
S&P Regional Banking ETF, SPDR?
S&P Retail ETF, SPDR? S&P
Semiconductor ETF, SPDR? S&P
Software & Services ETF, SPDR?
S&P Telecom ETF, SPDR? S&P
Transportation ETF, SPDR? Wells
Fargo Preferred Stock ETF, SPDR?
S&P 500 Fossil Fuel Reserves Free
ETF, SPDR? Russell 1000 Low
Volatility Focus ETF, SPDR? Russell
1000 Momentum Focus ETF, SPDR?
Russell 1000 Yield Focus ETF, SPDR?
FactSet Innovative Technology ETF,
SPDR? SSGA Gender Diversity Index
ETF, SPDR? S&P Internet ETF,
SPDR? S&P Technology Hardware
ETF and SPDR? Dorsey Wright Fixed
Income Allocation ETF) as of and for
the year/periods ended June 30, 2017, in accordance with the standards of the Public Company Accounting Oversight
Board (United States), we considered
the Trust?s internal control over
financial reporting, including controls
over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinions on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Trust?s internal control over financial reporting.
Accordingly, we express no such
opinion.

The management of the Trust is
responsible for establishing and
maintaining effective internal control
over financial reporting. In fulfilling
this responsibility, estimates and
judgments by management are required
to assess the expected benefits and
related costs of controls. A company?s
internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company?s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company?s assets that could have a material effect on the financial statements.

Because of its inherent limitations,
internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over
financial reporting exists when the
design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company?s annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Trust?s internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting
Oversight Board (United States).
However, we noted no deficiencies in
the Trust?s internal control over
financial reporting and its operation,
including controls over safeguarding
securities, which we consider to be a
material weakness as defined above as
of June 30, 2017.

This report is intended solely for the
information and use of management and
the Board of Trustees of SPDR? Series
Trust and the Securities and Exchange
Commission and is not intended to be
and should not be used by anyone other
than these specified parties.



/s/ Ernst & Young LLP

Boston, Massachusetts
August 25, 2017